EXHIBIT 10.2
                           OREGON PACIFIC BANKING CO.
                     DEFERED COMPENSATION AND INCENTIVE PLAN

RECITALS:

A. The purpose of the Oregon Pacific Banking Co. Deferred Compensation and Incentive Plan (the Plan) is to further the growth in earnings of Oregon Pacific Banking Co. (Oregon Pacific) by offering long-term incentives to a select group of key management employees who are in a position to heavily influence such growth and to permit them to defer a portion of their current income under the Plan.

B. The Plan is intended to be a nonqualified deferred compensation plan. It is not intended to be eligible for any of the tax benefits extended to qualified employee benefit plans and trusts under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended. The Plan shall be unfunded both for purposes of the Internal Revenue Code and Title I of the Employee Income Security Act of 1974, as amended, and participants shall have the status of general unsecured creditors.

C.       Except as modified herein, this Plan is effective July 1, 1995.

TERMS OF PLAN:

1. DEFINITIONS. For purposes of interpreting the Plan, the following definitions apply:

     a. "Beneficiary" means the person(s) or estate entitled to receive benefits under the Plan after the death of a Participant.

     b. "Compensation" means the Eligible Employees' regular salary plus bonuses.

     c. "Eligible Employee" means an Employee selected by the Executive Committee to be awarded Incentive Compensation and who are eligible to defer compensation pursuant to Paragraph 4. from that group of Employees who meet the definition of a select group of "management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (ERISA), as amended , and as interpreted from time to time by the Department of Labor. The determination of who is an Eligible Employee is in the sole discretion of the Executive Committee, and this discretion shall be exercised annually and prior to any election of defer described in Paragraph 4. The fact that an Employee is an eligible Employee or Participant in any particular calendar year does not necessarily mean that that Employee will be an Eligible Employee in any subsequent year.

     d. "Employee" means any person who is employed by the Employer on a full-time basis and compensated for such employment by regular salary or commission.

     e. "Employer" means Oregon Pacific Banking Co. or any entity, whether in the form of a corporation, partner ship, limited liability company or sole-proprietorship, which succeeds to such corporation.

     f. "Executive Committee" means the committee established by the Employer pursuant to Paragraph 2.

     g. "Incentive Compensation" means those amounts credited to the Participant by the Executive Committee pursuant to Paragraph 3.


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     h.   "Participant" means any Eligible Employee who is awarded Incentive
          Compensation by the Executive Committee or makes a Deferred Compensation deferral under the Plan.

     i. "Payment Date" means the February 15 of the year following the occurrence of a Vesting Event.

     j. "Retirement" means a severance from employment with Employer on or after the earlier of attainment of 65 years of age or 10 years after the first year an Employee becomes an Eligible Employee.

     k.   "Valuation Date" means December 31 of each calendar year.

     l. ":Vesting Years of Service" means each calendar year beginning January 1, 1995 in whish the Eligible Employee is a fill-time Employee for the entire year as determined by the Executive Committee.

2. EXECUTIVE COMMITTEE. Administration of the Plan shall be at the direction of the Executive Committee.

     a. The Executive Committee shall consist of the Board of Directors of the Employer to administer the Plan. A member of the Executive Committee may be, but need not be, an Employee or Participant. No member of the Executive Committee shall be liable in good faith. Any member of the Executive Committee may participate in the Plan, but shall not be entitled to make decisions solely with respect to his or her own participation.

     b. The Executive Committee shall have the power and authority to adopt, interpret, alter, amend or revoke rules and regulations necessary to administer the Plan, and to employ such outside professionals as may be required for prudent administration of the Plan.

     c. The construction and interpretation of any provision of the Plan by the Executive Committee shall be final and conclusive.

     d. The Executive Committee shall have discretionary authority to construe and interpret this Plan and to determine all questions that shall arise hereunder. The decision of the Executive committee made in good faith shall be final and binding upon the Participant and their Beneficiaries.

3. INCENTIVE COMPENSATION. From time to time, in its sole discretion, the Executive Committee shall select Eligible Employees to receive awards of Inventive Compensation whish shall be credited to Incentive Contribution Accounts to be maintained for each such Participant. Such amounts shall be deemed credited to the Participant's Incentive Compensation Account as of the Valuations Date which ends the last day of the Employer fiscal year for which such amount is credited.

4.   DEFERRAL OF COMPENSATION

     a. Each Eligible Employee may defer Compensation by filing with the Employer, no later than December 15 of the calendar year prior to the year in which the deferral is to be made, an income deferral election; provided, however, that in 1995, the election shall be filed within thirty-one (31) days after this Plan becomes effective and shall apply only to Compensation for services provided after such election is files.

     b. For a Participant who is an Eligible Employee for the next calendar year, a determined by the Executive Committee, any income deferral election in effect for the Participant for the current calendar year will continue in effect for the next calendar year unless modifies or cancelled by the Participant on or before December 31 of the current calendar year.


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     c.   The income deferral election must specify either a dollar amount or a percentage to be deferred from the Participant's Compensation. A Participant may elect to allocate the deferral from any component part (such as salary or bonus) of the Participant's Compensation; provide, however, that no bonus payment may be deferred in 1995. The Participant may also defer a percentage of Compensation over a base amount.

     d. A deferral election, once made, takes effect on the following January 1 (except as provided in Paragraph 4.a. for 1995), is irrevocable for the calendar year in whish the elections is effective, and may not be increased or decreased during that calendar year.

     e. Amounts deferred will be withheld on a pro rata basis from the compensation paid to the Participant during the calendar year, and will be credited to a bookkeeping Deferred Compensation Account maintained by Employer for the Participant.

5. PARTICIPANT ACCOUNTS. Employer shall keep a bookkeeping record of Incentive Compensation credited under Paragraph 3. as the Participant's Incentive Contribution Account and a separate account credited under Paragraph 4. as the Participant's Deferred Compensation Account. The value of any such accounts credited under this Plan shall remain (until paid to a Participant or Beneficiary) solely the property and rights of Employer and shall be subject to the claims of Employer's general unsecured creditors.

     a. Employer is under no obligation to fund its liability under the Plan with contributions, and no trust shall be established under the Plan. Employer may, as good accounting practices may suggest, establish accounting reserves to reflect the liability for eventual distributions to Participants.

     b. The rights of Participants shall be limited to the contractual right, as general unsecured creditors of Employer, to receive the vested portion of the value of the accounts pursuant to Paragraph 8. Participants have no preference over any other general unsecured creditors of Employer to the value represented by the accounts.

6.   VESTING OF BENEFITS

     a. Each Participant's entire interest in the Participant's Incentive Contribution Account shall vest upon the first to occur of the following events ("Vesting Events"):

          i. Death or disability while the Participant is an Employee; ii. Retirement of the Participant; iii. Termination of the Plan; or

          iv. Upon termination of the Participant's employment with the Employer, pursuant to the following vesting schedule:

                       Vesting Years of Service             Vested Percentage
                       ------------------------------------ --------------------
                                        1                                0%
                       ------------------------------------ --------------------
                                        2                                0%
                       ------------------------------------ --------------------
                                        3                                0%
                       ------------------------------------ --------------------
                                        4                                0%
                       ------------------------------------ --------------------
                                        5                                0%
                       ------------------------------------ --------------------
                                        6                                0%
                       ------------------------------------ --------------------
                                        7                                0%
                       ------------------------------------ --------------------
                                        8                                0%
                       ------------------------------------ --------------------
                                        9                                0%
                       ------------------------------------ --------------------
                                       10                               100%
                       ------------------------------------ --------------------

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     Notwithstanding the foregoing, the Executive Committee may, in its sole discretion, waive the application of the vesting schedule and provide that all Incentive Compensation credited for and Eligible Employee shall be fully vested and nonforfeitable.

          b. If a Participant ceases to be an Employee such Participant shall forfeit, and have no further interest in, any unvested portion of his or her Incentive Contribution Account.

          c. The Participant shall be considered disables for the purposes of the Paragraph 6. in the Executive Committee finds, on the basis of medical evidence satisfactory to the Executive Committee, that the Participant is totally disabled, mentally or physically, so as to be prevented from engaging in further employment by Employer and that such disability is likely to be permanent and continuous for the remainder of his or her life.

          d. Each Participant's entire Deferred Compensation Account shall be fully vested and nonforfeitable.

7. DEEMED INVESTMENT RETURN. The Executive Committee shall cause the certified public accounting firm then providing services to the Employer to determine the deemed investment return for amounts accumulated under this Plan. The amount credited to an account as a deemed investment return as of Valuation Date shall be based on the net return on equity of the Employer for that calendar that year. To the extent that such amount reflects a deferral of compensation for such year such deemed investment return shall be applied to deferrals from the date on which the federal is mage. Such deemed investments return shall be credited to the Participant's Incentive Compensation Account determined as of the immediately preceding Valuation Date.

8. PAYMENT OF BENEFITS. A Participant shall be entitled to the value of the vested portion of such Participant's accounts after occurrence of a Vesting Event as follows:

     a. The value of the Participant's vested accounts shall be determined as of the Valuation Date and shall be paid in a lump sum amount no later than the Payment Date unless the Participant elects before the beginning of the period for which an Incentive Compensation is awarded or a deferred compensation election is effective, to receive benefits in installments.

     b. If installments are elected pursuant to Paragraph 8.a. the Employer shall pay to the Participant, or the Participant's Beneficiary if the Participant dies prior to full payment, the amount of the Participant's account balance, adjusted by a deemed investment return on unpaid balance from the date the first installment is due in equal monthly installments for a period of one hundred twenty (120) months. Employer shall begin payment of monthly installments on the Payment Date.

     c. Notwithstanding an election to receive installment payments, the Executive Committee may elect, in its sole discretion, that the Employ pay, in lieu of monthly installments, the total amount of the Participant's account balance on the date on which the first installment is due if such amount is Twenty Thousand ($20,000) or less.

     d. Benefits under the Plan will constitute ordinary income to the recipient and will be subject to income tax, payroll tax and withholding tax laws as applicable.

9. DESIGNATION OF BENEFICIARY. Participants shall designate, on a form provided by Employer, one or more Beneficiaries to whom benefits due under the Plan after the Participant's death shall be paid.

     a. The designation of beneficiary must be in writing and signed by the Participant. Is shall be effective only when accepted by the Employer, but may be changed at any time by the Participant. The last properly executed and accepted designation of Beneficiary form on file at the time of the Participant's death shall control.


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     b.   If, at the time of the Participant's death, there is no Beneficiary designation form on file, or if the Beneficiary (and any contingent Beneficiary) has predeceased the Participant or is unable to receive the benefits, then the Employer shall pay the benefits to the Participant's surviving spouse, if any, or if none, to the Participant's estate.

10. PAYMENTS TO PERSONS UNDER DISABILITY. If, as a result of a Beneficiary designation of a Participant or otherwise, payments are to be made under the Plan to a minor, or to any person with a legal disability, Employer is authorized to make such payments to the guardian or conservator for such payee or to any other person for the benefit of such payee without responsibility of Employer to see to the application of such payments. Payments made pursuant to this paragraph shall operate as a complete discharge of Employer for liability under the Plan.

11. NONASSIGNMENT. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, garnishment, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge a Participant's or Beneficiary's benefits under the Plan shall be void. No benefit under the Plan, shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of a Participant or Beneficiary.

12. STATUS OF PARTICIPANTS. Participants in the Plan have the status of general unsecured creditors of Employer. The Plan constitutes a mere promise by the Employer to make benefit payments in the future. No funds will be set aside from the general funds of Employer to pay benefits under the Plan, and the Incentive Compensation and Deferred Compensation Accounts and any reserves are established for bookkeeping convenience only.

13. LIVE INSURANCE. Employer may choose to purchase life insurance to help it finance the obligation it incurs under the Plan. Any such insurance shall be owned by, and paid to, Employer. No Participant or Beneficiary will have any interest in such a policy. All Participants will, as a condition of participation, agree to execute any documents necessary to permit Employer to buy such insurance.

14. AMENDMENT OR TERMINATION OF PLAN. The Employer may amend or terminate the Plan at any time. No such amendment or termination shall affect the rights of Participants or Beneficiaries to any vested portion of the accounts for a Participant at the time of such amendment or termination. Employer shall notify each Participant in writing of any Plan amendment.

15. EMPLOYMENT STATUS. Neither the establishment of the Plan nor of any account under the Plan shall be held or construed to confer upon any person any right to continued employment with Employer.

16. NOTICES. Unless otherwise specifically provided herein, any notices required or permitted to be given under the terms of this Plan, or by law, shall be in writing and may be given by personal delivery or certified mail, return receipt requested, personal delivery or certified mail, return receipt requested, directed to the parties at the addresses shown on the Plan records, or such other address as a party may designate in writing prior to the time of giving such notice. Unless otherwise provided herein, any notice given shall be effective when actually received or, if given by certified mail, then 72 hours after the deposit of such notice in the United States mail with postage prepaid.

17.  PLAN YEAR. The Plan shall have a fiscal year ending with December 31.


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18.  TAX CONSEQUENCES. The Employer does not represent or warrant in any manner that the particular federal or state income payroll, personal property, estate, gift or other tax consequences will result for the benefit of any specific Participant in the Plan. Each Participant should consult with his or her tax advisor to determine the tax consequences of participation.

19. APPLICABLE LAW. The applicable law for the purpose of interpretation of the Plan, or the enforcement of any rights or obligations hereunder, shall be the laws of the State of Oregon.

20. INTEGRATION. This agreement constitutes a final and complete statement of the agreement between the parties, and fully supersedes all prior agreements or negotiations, written or oral.

21. PARTIAL INVALIDITY. If any provision of this Plan is held to be invalid or unenforceable, all other provisions shall nevertheless continue in full force and effect.

         DATED this 31st day of July, 1995.

                           OREGON PACIFIC BANKING CO.

                             By: /s/ Thomas K. Grove
                           Its:  President and CEO



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